Exhibit 10.1
Agreement for the Assignment of Notes

This Agreement for the Assignment of Notes (the “Agreement”) is dated as of September 19, 2025 (the “Effective Date”) and is entered into among Oberland Capital Healthcare Master Fund III LP, a Delaware limited partnership, Oberland Capital Healthcare Solutions Master Fund LP, a Delaware limited partnership, Oberland Capital Healthcare Solutions Co-Invest Master Fund LP, a Delaware limited partnership (each, an “Assignor”, and collectively, the “Assignors”) and Three Peaks Capital BH Fund, a sub-fund of Interlaken ICAV (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in that certain Note Purchase Agreement, dated as of April 28, 2025, by and among Biohaven Therapeutics Ltd, a BVI business company limited by shares incorporated under the laws of the British Virgin Islands (“Issuer”), Biohaven Ltd., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands, the other Obligors from time to time party thereto, each Assignor as a Purchaser party thereto and Beetlejuice SA LLC, a Delaware limited liability company, as agent for the Purchasers (the “Purchaser Agent”) (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.
1.Agreement to Assign. As consideration for Class A shares in the Assignee, each Assignor hereby irrevocably agrees to contribute, sell and assign to the Assignee, and the Assignee hereby irrevocably agrees to purchase and assume from each Assignor, subject to and in accordance with the terms and conditions hereof and the Note Purchase Agreement, as of the Effective Date (a) all of such Assignor’s rights and obligations in its capacity as a Purchaser under the Note Purchase Agreement (including, without limitation, its outstanding Commitment and its right, title and interest in and to the Notes, the Revenue Payments, True-Up Payment, Milestone Payments and Repayment Amount) and any other documents or instruments delivered pursuant thereto to the extent related to all of such outstanding rights and obligations of such Assignor under any Note Documents and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as a Purchaser) against any Person, whether known or unknown, arising under or in connection with the Note Purchase Agreement, the other Note Documents and any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations agreed by each Assignor to be sold and assigned to the Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as the “Purchaser Interest”). Such agreement to sell and assign is without recourse to any Assignor and, except as expressly provided in this Agreement, without representation or warranty by any Assignor.
2.Payment and Register. From and after the Effective Date, in accordance with Sections 2.2 and 2.3 of the Note Purchase Agreement, Issuer shall make all payments in respect of the Purchaser Interest (including, without limitation, the Revenue Payments, True-Up Payment, Milestone Payments and Repayment Amount) to the account of the Assignee set forth on Annex I attached hereto, for all amounts that have accrued or are due from and after the most recently ended calendar quarter prior to the Effective Date. Issuer hereby acknowledges receipt of this Agreement and will make notation of the agreement hereunder in its register in accordance with Section 13.1 of the Note Purchase Agreement.
3.Representations and Warranties of each Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Purchaser Interest, (ii) the Purchaser Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (iv) it has not failed to make any Purchase under the Note Purchase Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Note Purchase Agreement or any other Note Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Documents or any collateral thereunder, (iii) the financial condition of Issuer or Affiliates or any other Person obligated in respect of any Note Document, or (iv) the performance or observance by Issuer or Affiliates or any other Person of any of their respective obligations under any Note Document.
4.Representations and Warranties of the Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Purchaser under the Note Purchase Agreement, (ii) it is an Eligible Assignee and meets all the requirements to be an Eligible Assignee under Section 13.1 of the Note Purchase Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Note Purchase Agreement as a Purchaser thereunder and, to the extent of the Purchaser Interest, shall have the obligations of a Purchaser thereunder (including, without limitation, the obligations to make its Pro Rata Share of future Purchases), (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Purchaser Interest and either it, or the Person exercising discretion in making its decision to acquire the Purchaser Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Note Purchase Agreement, and such other documents and information as it deems appropriate to make its own analysis and decision to enter into this Agreement and to purchase the Purchaser Interest, and (vi) it has, independently and without reliance upon the Purchaser Agent or any Assignor and based on such documents and information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement and to purchase the Purchaser Interest; and (b) agrees that (i) it will, independently and without reliance on the Purchaser Agent or any Assignor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Note Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Note Documents are required to be performed by it as a Purchaser.
5.Tax Treatment Acknowledgment. The Assignee hereby acknowledges that the Revenue Payments, True-Up Payment, Milestone Payments and Repayment Amount are registered obligations for U.S. federal income tax purposes and agrees to provide Issuer with any documentation as required under 14.2 of the Note Purchase Agreement.
6.General Provisions. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof.
7.Segregated Liabilities and other limitations on liability. For the avoidance of doubt, each Assignor and Issuer acknowledge that Interlaken ICAV is an Irish collective asset-management vehicle with segregated liability between sub-funds and, notwithstanding any provision of this Agreement or the Note Purchase Agreement:
(a)     none of the Assignors nor Issuer shall seek whether in any proceedings or by any other means whatsoever or wheresoever to have recourse to any assets of any other sub-fund of Interlaken ICAV existing at the date of this Agreement or established and maintained by Interlaken ICAV any time hereafter (“Other Sub-Fund”) in the discharge in all or any part of the liability which was not incurred on behalf of that Other Sub-Fund;

(b)     if any Assignor or Issuer shall succeed by any means whatsoever or wheresoever in having recourse to any assets of any Other Sub-Fund in the discharge in all or any part of a liability which was not incurred on behalf of that Other Sub-Fund, it shall be liable to that Other Sub-Fund to a sum equal to the value of the benefit thereby obtained by it; and
(c)    if any Assignor or Issuer shall succeed in seizing or attaching by any means, or otherwise levying execution against, any assets of any Other Sub-Fund in respect of a liability which was not incurred on behalf of that Other Sub-Fund, it shall hold those assets or the direct or indirect proceeds of the sale of such assets on trust for that Other Sub-Fund and shall keep those assets or proceeds separately and identifiable as such property;
provided always that nothing in paragraphs (a), (b) or (c) above shall prevent the application of any enactment or rule of law which would require the application of or permit recourse of any Assignor or Issuer to the assets of any Other Sub-Fund on the grounds of fraud or misrepresentation or any provision of the Irish Collective Asset-management Vehicles Act 2015 or other legislation.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

ASSIGNORS:

OBERLAND CAPITAL HEALTHCARE
SOLUTIONS MASTER FUND LP

By: OBERLAND CAPITAL SOLUTIONS GP
LLC, its General Partner

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

OBERLAND CAPITAL HEALTHCARE
SOLUTIONS CO-INVEST MASTER FUND LP

By: OBERLAND CAPITAL SOLUTIONS CO-
INVEST GP LLC, its General Partner

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

OBERLAND CAPITAL HEALTHCARE MASTER
FUND III LP

By: OBERLAND CAPITAL PARTNERS III
LLC, its General Partner

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

ASSIGNEE:

INTERLAKEN ICAV for and on behalf of THREE
PEAKS CAPITAL BH FUND

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Director
Signature Page to Agreement for the Assignment of Notes

Acknowledged and agreed by:

PURCHASER AGENT:

BEETLEJUICE SA LLC

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory
Signature Page to Agreement for the Assignment of Notes

Solely for the purpose of Sections 2 and 7, acknowledged and agreed by:

ISSUER:

BIOHAVEN THERAPEUTICS LTD

By: /s/ Matthew Buten
Name: Matthew Buten
Title: Treasurer
Signature Page to Agreement for the Assignment of Notes

ANNEX I
Assignee Information
Name:        THREE PEAKS CAPITAL BH FUND
Address:    70 Sir John Rogerson’s Quay
        Dublin 2, Ireland
Account:    Bank: The Northern Trust Company, Chicago
Final Beneficiary: Three Peaks Capital BH Fund
ABA: 071000152
Credit Wire Account Number:   5186061000
Beneficiary Account Number: 70-36714
Reference: INTE09

Commitment:

Purchaser	Commitments
	First Purchase	Second Purchase	Total
Three Peaks Capital BH Fund	$250,000,000	$150,000,000	$400,000,000
TOTAL	$250,000,000	$150,000,000	$400,000,000